Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Spruce Biosciences, Inc.

Daly City, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 7, 2020, except for the “Reverse Stock Split” paragraph of Note 2, as to which the date is October 5, 2020, relating to the financial statements of Spruce Biosciences, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California

October 5, 2020